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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[X]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                Enterbank Holdings, Inc.
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               (Name of Registrant as Specified In Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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Notes:

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[Enterbank Holdings, Inc. Letterhead]

April 8, 2002



Dear Shareholder,

The Enterbank Holdings, Inc. Annual Meeting and related legal voting will be held in St. Louis on Monday, April 29th at 8:30 a.m. Please note the morning format, a departure from our prior practice. It will be held at the Marriott West at 600 Maryville Centre Drive and a continental breakfast will be served. If you would like to attend this meeting, please RSVP with the number attending to Jennifer Hendrickson at 314-512-7126 or e-mail her at jhendrickson@enterprisebank.com.

Shortly, you will receive your proxy materials for voting. We would like to highlight that there is an additional proposal this year. The Board of Directors recommends changing the name of the Company from Enterbank Holdings, Inc. to Enterprise Financial Services Corp. We feel that the Enterprise Financial name is more appropriate because it better describes our emerging family of businesses. It will help us in building our brand and we expect it to better identify our stock. Shareholders will not be required to turn in their current Enterbank stock certificates - they will continue to be valid if we adopt the Enterprise Financial name. You may vote by proxy on this and other matters by using the materials enclosed in the forthcoming packet or you may vote in person at the meeting on April 29th. We are not, in this letter, soliciting your proxy. That will come later. You may also obtain the proxy materials at the website of the Securities and Exchange Commission (http://www.sec.gov). Shareholders are encouraged to read the proxy materials because they contain important information.

In addition to the regular Annual Meeting, we also intend this year to host smaller, more intimate meetings for our shareholders within some of the Enterprise locations over the coming months. At these meetings, shareholders will become more familiar with the Company's performance, how the Enterprise units contribute to that performance and the people adding value to the Company in your community. There will also be ample opportunity for shareholders to ask questions in a smaller setting. These invitations will come under a separate letter from the Enterprise Banking presidents. We feel this is a good way to involve shareholders in both the St. Louis and Kansas City regions while conveying information pertinent to their communities.

We sincerely hope that you are able to join us at one of the meetings described above. We value the opportunity to share our accomplishments and strategic goals with our shareholders. Thank you for your continued support.

Sincerely,


Fred H. Eller
Chief Executive Officer